Exhibit 99.1

BECTON, DICKINSON AND COMPANY

LETTER OF TRANSMITTAL AND CONSENT

Offers to Exchange

All Outstanding Notes of the Series of Notes

Issued by CareFusion Corporation as Specified Below

For

The Corresponding Series of Notes

Issued by Becton, Dickinson and Company

And Solicitation of Consents to Amend the Related CareFusion Indentures

Early Consent Date: 5:00 p.m., New York City Time, April 8, 2015, unless extended

Expiration Date: 11:59 p.m., New York City Time, April 22, 2015, unless extended

Aggregate Principal Amount	Series of Notes Issued by CareFusion to be Exchanged	Issued under CareFusion Indenture dated	CareFusion Notes CUSIP Nos.	Series of Notes to be Issued by BD
$300,000,000	1.450% Senior Notes due May 15, 2017	July 21, 2009, as supplemented by the Third Supplemental Indenture, dated May 22, 2014	14170TAL5	1.450% Notes due May 15, 2017
$700,000,000	6.375% Senior Notes due August 1, 2019	July 21, 2009, as supplemented by the First Supplemental Indenture, dated July 21, 2009	14170TAB7	6.375% Notes due August 1, 2019
$300,000,000	3.300% Senior Notes due March 1, 2023	July 21, 2009, as supplemented by the Second Supplemental Indenture, dated March 11, 2013	14170TAG6 14170TAJ0 U14158AD8	3.300% Notes due March 1, 2023
$400,000,000	3.875% Senior Notes due May 15, 2024	July 21, 2009, as supplemented by the Third Supplemental Indenture, dated May 22, 2014	14170TAM3	3.875% Notes due May 15, 2024
$300,000,000	4.875% Senior Notes due May 15, 2044	July 21, 2009, as supplemented by the Third Supplemental Indenture, dated May 22, 2014	14170TAK7	4.875% Notes due May 15, 2044

THE EXCHANGE OFFERS WILL EXPIRE IMMEDIATELY FOLLOWING 11:59 P.M., NEW YORK CITY TIME, ON APRIL 22, 2015, UNLESS EXTENDED (THE “EXPIRATION DATE”). NOTES TENDERED IN THE EXCHANGE OFFERS MAY BE VALIDLY WITHDRAWN PRIOR TO THE EXPIRATION DATE. BY TENDERING YOUR NOTES, YOU WILL BE DEEMED TO HAVE VALIDLY DELIVERED YOUR CONSENT TO THE PROPOSED AMENDMENTS TO THE APPLICABLE CAREFUSION INDENTURE WITH RESPECT TO THE RELEVANT SERIES OF CAREFUSION NOTES. CONSENTS MAY BE REVOKED PRIOR TO THE EXPIRATION DATE BY VALIDLY WITHDRAWING THE RELATED CAREFUSION NOTES PRIOR TO THE EXPIRATION DATE.

Deliver to the Exchange Agent:

D.F. KING & CO., INC.

By Facsimile (Eligible Institutions Only): (212) 709-3328 Attention: Krystal Scrudato For Information or Confirmation by Telephone: (212) 493-6940	By Mail or Hand: 48 Wall Street, 22nd Floor New York, New York 10005 Attention: Krystal Scrudato

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL AND CONSENT SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL AND CONSENT IS COMPLETED.

The undersigned hereby acknowledges receipt of the prospectus dated March 26, 2015 (the “Prospectus”) of Becton, Dickinson and Company, as issuer (“BD”), and this Letter of Transmittal and Consent (this “Letter of Transmittal”), which together describe (a) the offers of BD (each, an “exchange offer” and collectively, the “exchange offers”) to exchange each properly tendered and accepted note (each, a “CareFusion Note” and collectively, the “CareFusion Notes”) of a series listed on the cover page of this Letter of Transmittal and Consent issued by CareFusion Corporation (“CareFusion “), for a new note (each, a “BD Note” and collectively, the “BD Notes”) of a corresponding series to be issued by BD and (b) the solicitation of consents (each, a “consent solicitation” and collectively, the “consent solicitations”) to amend the indentures governing each series of the CareFusion Notes, in the case of each of (a) and (b) above, upon the terms and subject to the conditions described in the Prospectus and this Letter of Transmittal.

In exchange for each $1,000 principal amount of CareFusion Notes that is validly tendered prior to 5:00 p.m., New York City time, on April 8, 2015 (the “Early Consent Date”) and not validly withdrawn, holders will receive the total exchange consideration (the “Total Consideration”), which consists of $1,000 principal amount of BD Notes and a cash amount of $2.50. The Total Consideration includes the early participation premium (the “Early Participation Premium”), which consists of $30 principal amount of BD Notes. In exchange for each $1,000 principal amount of CareFusion Notes that is validly tendered after the Early Consent Date but prior to the Expiration Date and not validly withdrawn, holders will receive only the exchange consideration (the “Exchange Consideration”), which is equal to the Total Consideration less the Early Participation Premium and so consists of $970 principal amount of BD Notes and a cash amount of $2.50.

BD Notes will be issued in minimum denominations of $1,000 and whole multiples of $1,000. If, under the terms of the exchange offers, any tendering holder is entitled to receive a BD Note in a principal amount that is not a whole multiple of $1,000, the principal amount of such BD Note will be rounded down to the nearest whole multiple of $1,000, and BD will pay cash equal to the remaining portion of the exchange price of the CareFusion Note tendered in exchange therefor (plus accrued and unpaid interest on such portion, as of the date of exchange).

The consummation of the exchange offers is subject to, and conditional upon, among other things, the receipt of valid consents to the proposed amendments from the holders of at least a majority of the outstanding aggregate principal amount of each series of CareFusion Notes (the “Requisite Consents”). We may, at our option and in our sole discretion, waive any such conditions.

This Letter of Transmittal is to be used to accept one or more of the exchange offers if the applicable CareFusion Notes are (i) to be tendered by effecting a book-entry transfer into the exchange agent’s account at The Depository Trust Company (“DTC”) and instructions are not being transmitted through DTC’s Automated

Tender Offer Program (“ATOP”) or (ii) held in certificated form and thus are to be physically delivered to the exchange agent. Unless you intend to tender CareFusion Notes through ATOP, you should complete, execute and deliver this Letter of Transmittal, any signature guarantees and any other required documents to indicate the action you desire to take with respect to the exchange offers.

Holders of CareFusion Notes tendering CareFusion Notes by book-entry transfer to the exchange agent’s account at DTC may execute the tender through ATOP, and in that case need not complete, execute and deliver this Letter of Transmittal. DTC participants accepting the applicable exchange offer may transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the exchange agent’s account at DTC. DTC will then send an “agent’s message” (as described in the Prospectus) to the exchange agent for its acceptance. Delivery of the agent’s message by DTC will satisfy the terms of the exchange offers as to execution and delivery of a letter of transmittal by the DTC participant identified in the agent’s message. Delivery of CareFusion Notes pursuant to a notice of guaranteed delivery is not permitted and any CareFusion Notes so delivered shall not be considered validly tendered.

Holders of CareFusion Notes held in certificated form tendering any of those CareFusion Notes must complete, execute and deliver this Letter of Transmittal, any signature guarantees and other required documents, as well as the certificate representing those CareFusion Notes that the holder wishes to tender in the applicable exchange offer. Delivery is not complete until the required items are actually received by the exchange agent.

Holders tendering CareFusion Notes will thereby consent to certain proposed amendments to the indentures governing the CareFusion Notes, as described in the Prospectus. The completion, execution and delivery of this Letter of Transmittal (or the delivery by DTC of an agent’s message in lieu thereof) constitutes the delivery of a consent with respect to the CareFusion Notes tendered.

Subject to the terms and conditions of the exchange offers and the consent solicitations and applicable law, BD will deposit with the exchange agent (in each case, as more fully described in the Prospectus):

•	BD Notes (in book-entry form); and

•	the cash consideration.

Assuming the conditions to the exchange offers are satisfied or waived, BD will issue new BD Notes in book-entry form and pay the cash consideration promptly following the Expiration Date of the exchange offers.

The exchange agent will act as agent for the tendering holders for the purpose of receiving any cash payments from BD. DTC will receive the BD Notes from BD and deliver BD Notes (in book-entry form) to or at the direction of those holders. DTC will make each of these deliveries on the same day it receives BD Notes with respect to CareFusion Notes accepted for exchange, or as soon thereafter as practicable.

The term “holder” with respect to the exchange offers and the consent solicitations means any person in whose name CareFusion Notes are registered on the books of CareFusion or any other person who has obtained a properly completed bond power from the registered holder. The undersigned has completed, executed and delivered this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the exchange offers and the consent solicitations. Holders who wish to tender their CareFusion Notes using this Letter of Transmittal must complete it in its entirety.

PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL AND THE PROSPECTUS CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL.

THE INSTRUCTIONS INCLUDED WITH THIS LETTER OF TRANSMITTAL MUST BE FOLLOWED. QUESTIONS AND REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES OF THE PROSPECTUS AND THIS LETTER OF TRANSMITTAL MAY BE DIRECTED TO THE INFORMATION AGENT OR EXCHANGE AGENT.

To effect a valid tender of CareFusion Notes through the completion, execution and delivery of this Letter of Transmittal, the undersigned must complete the table entitled “Description of CareFusion Notes Tendered and in Respect of which a Consent is Given” below and sign this Letter of Transmittal where indicated.

The BD Notes will be delivered only in book-entry form through DTC and only to the DTC account of the undersigned or the undersigned’s custodian as specified in the table below, and the payment of the cash consideration will be made by check to the undersigned (unless specified otherwise in the “Special Issuance and Payment Instructions” or “Special Delivery Instructions” below) in immediately available funds. Failure to provide the information necessary to effect delivery of BD Notes will render a tender defective and BD will have the right, which it may waive, to reject such tender.

List below the CareFusion Notes to which this Letter of Transmittal relates. If the space below is inadequate, list the registered numbers and principal amounts on a separate signed schedule and affix the list to this Letter of Transmittal.

DESCRIPTION OF CAREFUSION NOTES TENDERED AND IN RESPECT OF WHICH A CONSENT IS GIVEN

NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S) EXACTLY AS NAME(S) APPEAR(S) ON CAREFUSION NOTES. (INCLUDING CERTIFICATE NUMBER*)	TENDERED CAREFUSION NOTE(S)	TITLE OF SERIES	TOTAL PRINCIPAL AMOUNT HELD	PRINCIPAL AMOUNT TENDERED**

*	The certificate number need not be provided by book-entry holders.
**	Unless otherwise indicated, any tendering holder of CareFusion Notes will be deemed to have tendered the entire aggregate principal amount represented by such CareFusion Notes. The BD Notes will be issued only in denominations of $1,000 and whole multiples of $1,000; if BD would otherwise be required to issue an BD Note in a denomination other than $1,000 or a whole multiple of $1,000, BD will, in lieu of such issuance, issue a BD Note in a principal amount rounded down to the nearest lesser whole multiple of $1,000 and pay a cash amount equal to the remaining portion of the exchange price of the CareFusion Note tendered in exchange therefor, plus accrued and unpaid interest on such portion, as of the date of exchange.

☐	CHECK HERE IF TENDERED CAREFUSION NOTES ARE ENCLOSED HEREWITH.

☐	CHECK HERE IF TENDERED CAREFUSION NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING (FOR USE BY ELIGIBLE INSTITUTIONS ONLY):

Name of Tendering Institution:

Account Number:

Transaction Code

Number:

By crediting the CareFusion Notes to the exchange agent’s account at DTC using ATOP and by complying with applicable ATOP procedures with respect to the exchange offers, including, if applicable, transmitting to the exchange agent an agent’s message in which the holder of the CareFusion Notes acknowledges and agrees to be bound by the terms of, and makes the representations and warranties contained in, this Letter of Transmittal, the participant in DTC confirms on behalf of itself and the beneficial owners of such CareFusion Notes all provisions of this Letter of Transmittal (including all representations and warranties) applicable to it and such beneficial owner as fully as if it had completed the information required herein and executed and transmitted this Letter of Transmittal to the exchange agent.

SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

The undersigned hereby (a) tenders to BD, upon the terms and subject to the conditions set forth in the Prospectus and in this Letter of Transmittal (collectively, the “Terms and Conditions”), receipt of which is hereby acknowledged, the principal amount or amounts of each series of CareFusion Notes indicated in the table above entitled “Description of CareFusion Notes Tendered and in Respect of Which Consent is Given” (or, if nothing is indicated therein, with respect to the entire aggregate principal amount represented by the series of CareFusion Notes indicated in such table) and (b) consents, with respect to such principal amount or amounts, to the proposed amendments described in the Prospectus to the relevant indenture and to the execution of a supplemental indenture (each, a “Supplemental Indenture”) effecting such amendments.

The undersigned understands that the tender and consent made hereby will remain in full force and effect unless and until such tender and consent are withdrawn and revoked in accordance with the procedures set forth in the Prospectus. The undersigned understands that the consent may not be revoked and tendered CareFusion Notes may not be withdrawn after the Expiration Date, 11:59 p.m., New York City time, on April 22, 2015, unless extended.

If the undersigned is not the registered holder of the CareFusion Notes indicated in the table above entitled “Description of CareFusion Notes Tendered and in Respect of which Consent is Given” or such holder’s legal representative or attorney–in–fact (or, in the case of CareFusion Notes held through DTC, the DTC participant for whose account such CareFusion Notes are held), then the undersigned has obtained a properly completed irrevocable proxy that authorizes the undersigned (or the undersigned’s legal representative or attorney–in–fact) to deliver a consent in respect of such CareFusion Notes on behalf of the holder thereof, and such proxy is being delivered with this Letter of Transmittal.

The consummation of the exchange offers is subject to, and conditional upon, among other things, the receipt of valid consents to the amendments to the indentures (the “CareFusion indentures”) governing the CareFusion Notes of a majority in principal amount of each series of CareFusion Notes outstanding (the “Consent Condition”). We may, at our option and in our sole discretion, waive any such conditions.

The undersigned understands that, upon the terms and subject to the conditions of the exchange offers, CareFusion Notes of any series properly tendered and accepted and not validly withdrawn will be exchanged for BD Notes of the corresponding series. The undersigned understands that, under certain circumstances, BD may not be required to accept any of the CareFusion Notes tendered (including any such CareFusion Notes tendered after the Expiration Date). If any CareFusion Notes are not accepted for exchange for any reason or if CareFusion Notes are withdrawn, such unexchanged or withdrawn CareFusion Notes will be returned without expense to the undersigned’s account at DTC or such other account as designated herein pursuant to the book-entry transfer procedures described in the Prospectus as promptly as practicable after the Expiration Date or termination of the applicable exchange offer.

Subject to and effective upon the acceptance for exchange and issuance of BD Notes and the payment of the cash consideration, in exchange for CareFusion Notes tendered upon the terms and subject to the conditions of the exchange offers, the undersigned hereby:

(1)	irrevocably sells, assigns and transfers to or upon the order of BD all right, title and interest in and to, and all claims in respect of or arising or having arisen as a result of the undersigned’s status as a holder of such CareFusion Notes tendered thereby;

(2)	waives any and all rights with respect to such CareFusion Notes (including any existing or past defaults and their consequences in respect of such CareFusion Notes);

(3)	releases and discharges BD, CareFusion and the trustee under each CareFusion indenture (the “CareFusion trustee”) from any and all claims the undersigned may have, now or in the future, arising out of or related to such CareFusion Notes, including any claims that the undersigned is entitled to receive additional principal or interest payments with respect to such CareFusion Notes (other than as expressly provided in the Prospectus and in this Letter of Transmittal) or to participate in any redemption or defeasance of such CareFusion Notes;

(4)	represents and warrants that such CareFusion Notes tendered were owned as of the date of tender, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind; and

(5)	consents to the proposed amendments described in the Prospectus under “The Proposed Amendments” with respect to the series of CareFusion Notes tendered.

The undersigned understands that tenders of CareFusion Notes pursuant to any of the procedures described in the Prospectus and in the instructions in this Letter of Transmittal, if and when accepted by BD, will constitute a binding agreement between the undersigned and BD upon the Terms and Conditions.

The undersigned hereby irrevocably constitutes and appoints the exchange agent as the true and lawful agent and attorney-in-fact of the undersigned with respect to the CareFusion Notes tendered hereby (with full knowledge that the exchange agent also acts as the agent of BD) with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to:

(1)	transfer ownership of such CareFusion Notes on the account books maintained by DTC together with all accompanying evidences of transfer and authenticity to or upon the order of BD;

(2)	present such CareFusion Notes for transfer of ownership on the books of BD;

(3)	deliver to BD and the CareFusion trustee this Letter of Transmittal as evidence of the undersigned’s consent to the proposed amendments; and

(4)	receive all benefits and otherwise exercise all rights of beneficial ownership of such CareFusion Notes, all in accordance with the terms of the exchange offers, as described in the Prospectus.

The undersigned further acknowledges and agrees that under no circumstances will interest on the cash consideration or any accrued and unpaid interest on such portion, be paid by BD, by reason of any delay on the part of the exchange agent in making delivery or payment to the holders entitled thereto or any delay in the allocation or crediting of securities or monies received by DTC to participants in DTC or in the allocation or crediting of securities or monies received by participants to beneficial owners and in no event will BD be liable for interest or damages in relation to any delay or failure of payment to be remitted to any holder.

All authority conferred or agreed to be conferred by this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

By execution hereof, the undersigned hereby represents that if it is located outside the United States, the exchange offers and consent solicitations and the undersigned’s acceptance of such exchange offers and consent solicitations do not contravene the applicable laws of where it is located and that its participation in the exchange offers and consent solicitations will not impose on BD any requirement to make any deliveries, filings or registrations.

The undersigned hereby represents and warrants as follows:

(1)	The undersigned (i) has full power and authority to tender the CareFusion Notes tendered hereby and to sell, assign and transfer all right, title and interest in and to such CareFusion Notes and (ii) either has full power and authority to consent to the proposed amendments to the indenture relating to such series of CareFusion Notes or is delivering a duly executed consent (which is included in this Letter of Transmittal) from a person or entity having such power and authority.

(2)	The CareFusion Notes being tendered hereby were owned as of the date of tender, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and upon acceptance of such CareFusion Notes by BD, BD will acquire good, indefeasible and unencumbered title to such CareFusion Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, when the same are accepted by BD.

(3)	The undersigned will, upon request, execute and deliver any additional documents deemed by the exchange agent or BD to be necessary or desirable to complete the sale, assignment and transfer of the CareFusion Notes tendered hereby, to perfect the undersigned’s consent to the proposed amendments or to complete the execution of the Supplemental Indenture with respect to each applicable series of CareFusion Notes.

(4)	The undersigned acknowledges that none of BD, CareFusion, the information agent, the exchange agent, the dealer managers or any person acting on behalf of any of the foregoing has made any statement, representation, or warranty, express or implied, to it with respect to BD, CareFusion or the offer or sale of any BD Notes, other than the information included in the Prospectus (as supplemented to the expiration date).

(5)	Each holder and transferee of a BD Note will be deemed to have represented and warranted that either (i) no portion of the assets used by it to acquire or hold the BD Notes constitutes assets of any Plan or (ii) the acquisition and holding of the BD Notes by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or a similar violation under any applicable other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions.

(6)	The undersigned has received and reviewed the Prospectus.

(7)	The terms and conditions of the exchange offers and consent solicitations shall be deemed to be incorporated in, and form a part of, this Letter of Transmittal, which shall be read and construed accordingly.

The undersigned understands that consents may be revoked and tenders of CareFusion Notes may be withdrawn only at any time prior to the Expiration Date of the exchange offers. A valid withdrawal of tendered CareFusion Notes prior to the Expiration Date will constitute the concurrent valid revocation of such holder’s related consent. A notice of withdrawal with respect to tendered CareFusion Notes will be effective only if delivered to the exchange agent in accordance with the specific procedures set forth in the Prospectus.

If the terms of the exchange offers and consent solicitations are amended in a manner determined by us to constitute a material change adversely affecting any holder of the CareFusion Notes, we will promptly disclose any such amendment in a manner reasonably calculated to inform holders of the CareFusion Notes of such amendment, and will extend the relevant exchange offers and consent solicitations as well as extend the withdrawal deadline, or if the Expiration Date has passed, provide additional withdrawal rights, for a time period that we deem appropriate, depending upon the significance of the amendment and the manner of disclosure to the holders of the CareFusion Notes, if the exchange offers and consent solicitations would otherwise expire during such time period.

Unless otherwise indicated under “Special Issuance and Payment Instructions,” the undersigned hereby requests that the exchange agent issue the check(s) for the cash consideration in respect of any CareFusion Notes accepted for exchange in the name of the undersigned or the undersigned’s custodian as specified in the table entitled “Description of CareFusion Notes Tendered and in Respect of Which Consent is Given,” and credit the DTC account specified therein for any book–entry transfers of CareFusion Notes not accepted for exchange. If the “Special Issuance and Payment Instructions” are completed, the undersigned hereby requests that the exchange agent issue the check(s) for any cash exchange consideration in respect of any CareFusion Notes accepted for exchange, and credit the DTC account specified for any book–entry transfers of CareFusion Notes not accepted for exchange, in the name of the person or account indicated under “Special Issuance and Payment Instructions.”

Unless otherwise indicated under “Special Delivery Instructions,” the undersigned hereby requests that the exchange agent mail the check(s) for the cash consideration in respect of any CareFusion Notes accepted for exchange to the undersigned at the address shown below the undersigned’s signature(s). If the “Special Delivery Instructions” are completed, the undersigned hereby requests that the exchange agent issue the check(s) for any cash exchange consideration in respect of any CareFusion Notes accepted for exchange in the name of the person at the address indicated under “Special Delivery Instructions.”

If both the “Special Issuance and Payment Instructions” and “Special Delivery Instructions” provisions are completed, the undersigned hereby requests that the exchange agent mail the check(s) for the cash consideration in respect of any CareFusion Notes accepted for exchange, and credit the DTC account for any book–entry transfers of CareFusion Notes not accepted for exchange, in the name(s) or account(s) of the person(s) and at the address indicated under “Special Issuance and Payment Instructions” and “Special Delivery Instructions.”

The undersigned recognizes that BD has no obligations under the “Special Issuance and Payment Instructions” or the “Special Delivery Instructions” provisions of this Letter of Transmittal to effect the transfer of any CareFusion Notes from the holder(s) thereof if BD does not accept for exchange any of the principal amount of the CareFusion Notes tendered pursuant to this Letter of Transmittal.

The acknowledgments, representations, warranties and agreements of a holder tendering CareFusion Notes will be deemed to be repeated and reconfirmed on and as of each of the Expiration Date and Settlement Date.

SPECIAL ISSUANCE AND PAYMENT INSTRUCTIONS

(SEE INSTRUCTIONS 2, 4 AND 5)

To be completed ONLY (i) if certificates for CareFusion Notes not accepted for exchange and/or payment of any cash amounts are to be issued in the name of someone other than the undersigned, or (ii) if CareFusion Notes tendered by book-entry transfer that are not accepted for exchange are to be returned by credit to an account maintained at DTC other than the account indicated above.

Issue CareFusion Notes and/or cash amounts to:

Name:
(PLEASE PRINT OR TYPE)

Address:

(INCLUDE ZIP CODE)

(TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER)
(Please also complete a Form W–9)

☐	Credit unexchanged CareFusion Notes delivered by book–entry transfer to DTC account number set forth below:

DTC account

number:

SPECIAL DELIVERY INSTRUCTIONS

(SEE INSTRUCTIONS 2, 4 AND 5)

To be completed ONLY if certificates for CareFusion Notes not accepted for exchange and/or payment of any cash amounts are to be mailed or delivered to someone other than the undersigned, or to the undersigned at an address other than that shown in “Description of CareFusion Notes Tendered and in Respect of Which a Consent is Given.”

Mail or deliver CareFusion Notes and/or cash amounts to:

Name:
(PLEASE PRINT OR TYPE)

Address:

(INCLUDE ZIP CODE)

(TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER)

IMPORTANT: PLEASE SIGN HERE WHETHER OR NOT CAREFUSION NOTES ARE BEING PHYSICALLY TENDERED HEREBY

(PLEASE ALSO INCLUDE A COMPLETED FORM W–9)

By completing, executing and delivering this Letter of Transmittal, the undersigned hereby tenders, and consents to the proposed amendments to the relevant CareFusion indenture(s) (and to the execution of the Supplemental Indenture or Supplemental Indentures effecting such amendments) with respect to, the principal amount of each series of CareFusion Notes indicated in the table above entitled “Description of CareFusion Notes Tendered and in Respect of Which Consent is Given.”

SIGNATURE(S) REQUIRED

Signature(s) of Registered Holder(s) of CareFusion Notes

X

X

Dated: - -, 2015

(The above lines must be signed by the registered holder(s) of CareFusion Notes as the name(s) appear(s) on the CareFusion Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by a properly completed bond power from the registered holder(s), a copy of which must be transmitted with this Letter of Transmittal. If CareFusion Notes to which this Letter of Transmittal relate are held of record by two or more joint holders, then all such holders must sign this Letter of Transmittal. If signature is by a trustee, executor, administrator, guardian, attorney–in–fact, officer of a corporation or other person acting in a fiduciary or representative capacity, then such person must set forth his or her full title below and, unless waived by BD, submit evidence satisfactory to BD of such person’s authority so to act.

See Instruction 4 regarding the completion of this Letter of Transmittal, printed below.)

Name:
(PLEASE PRINT OR TYPE)

Capacity:
Address:

(INCLUDE ZIP CODE)

Area Code and Telephone Number:

SIGNATURE(S) GUARANTEED (IF REQUIRED)

See Instruction 4.

Certain signatures must be guaranteed by an eligible institution.

Signature(s) guaranteed by an eligible institution:

Authorized Signature

Title

Name of Firm

(Address, Including Zip Code)

(Area Code and Telephone Number)

Dated:     , 2015

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS

1. Delivery of Letter of Transmittal. This Letter of Transmittal is to be completed by holders either if certificates are to be forwarded herewith or if tenders of CareFusion Notes are to be made by book-entry transfer to the exchange agent’s account at DTC and instructions are not being transmitted through ATOP.

Certificates for all physically tendered CareFusion Notes or a confirmation of a book-entry transfer into the exchange agent’s account at DTC of all CareFusion Notes delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) or properly transmitted agent’s message, and any other documents required by this Letter of Transmittal, must be received by the exchange agent at its address set forth herein before the expiration date of the applicable exchange offer.

Any financial institution that is a participant in DTC may electronically transmit its acceptance of the applicable exchange offer by causing DTC to transfer CareFusion Notes to the exchange agent in accordance with DTC’s ATOP procedures for such transfer prior to the expiration date of such exchange offer. The exchange agent will make available its general participant account at DTC for the CareFusion Notes for purposes of the exchange offers.

Delivery of a Letter of Transmittal to DTC will not constitute valid delivery to the exchange agent. No Letter of Transmittal should be sent to BD, CareFusion, DTC or the dealer managers.

The method of delivery of this Letter of Transmittal and all other required documents, including delivery through DTC and any acceptance or agent’s message delivered through ATOP, is at the option and risk of the tendering holder. If delivery is by mail, registered mail with return receipt requested, properly insured is recommended. Instead of delivery by mail, it is recommended that the holder use an overnight or hand-delivery service. In all cases, sufficient time should be allowed to ensure timely delivery.

Any beneficial owner whose CareFusion Notes are held by or in the name of a custodial entity such as a broker, dealer, commercial bank, trust company or other nominee should be aware that such custodial entity may have deadlines earlier than the expiration date for such custodial entity to be advised of the action that the beneficial owner may wish for the custodial entity to take with respect to the beneficial owner’s CareFusion Notes. Accordingly, such beneficial owners are urged to contact any custodial entities through which such CareFusion Notes are held as soon as possible in order to learn of the applicable deadlines of such entities.

Neither BD or the exchange agent is under any obligation to notify any tendering holder of BD’s acceptance of tendered CareFusion Notes prior to the expiration of the exchange offers.

2. Delivery of BD Notes. BD Notes will be delivered only in book-entry form through DTC and only to the DTC account of the tendering holder or the tendering holder’s custodian. Accordingly, the appropriate DTC participant name and number (along with any other required account information) to permit such delivery must be provided in the table entitled “Description of the CareFusion Notes Tendered and in Respect of Which Consent is Given.” Failure to do so will render a tender of CareFusion Notes defective and BD will have the right, which it may waive, to reject such tender. Holders who anticipate tendering by a method other than through DTC are urged to promptly contact a bank, broker or other intermediary (that has the facility to hold securities custodially through DTC) to arrange for receipt of any BD Notes delivered pursuant to the exchange offers and to obtain the information necessary to complete the table.

3. Amount of Tenders. Tenders of CareFusion Notes will be accepted only in minimum principal amounts of $2,000 and integral multiples of $1,000 in excess thereof. Book–entry transfers to the exchange agent should be made in the exact principal amount of CareFusion Notes tendered in respect of which a consent is given.

4. Signatures on Letter of Transmittal, Instruments of Transfer, Guarantee of Signatures. For purposes of this Letter of Transmittal, the term “registered holder” means an owner of record as well as any DTC participant that has CareFusion Notes credited to its DTC account. Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program (each, a “Medallion Signature Guarantor”). Signatures on this Letter of Transmittal need not be guaranteed if:

•	this Letter of Transmittal is signed by a participant in DTC whose name appears on a security position listing of DTC as the owner of the CareFusion Notes and the holder(s) has/have not completed either of the boxes entitled “Special Issuance and Payment Instructions” or “Special Delivery Instructions” on this Letter of Transmittal; or

•	the CareFusion Notes are tendered for the account of an eligible institution.

An eligible institution is one of the following firms or other entities identified in Rule 17Ad–15 under the Securities Exchange Act of 1934, as amended (as the terms are defined in such Rule):

•	a bank;

•	a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker;

•	a credit union;

•	a national securities exchange, registered securities association or clearing agency; or

•	a savings institution that is a participant in a Securities Transfer Association recognized program.

If the CareFusion Notes are registered in the name of a person other than the signer of this Letter of Transmittal or if CareFusion Notes not accepted for exchange are to be returned to a person other than the registered holder, then the signatures on this Letter of Transmittal accompanying the tendered CareFusion Notes must be guaranteed by a Medallion Signature Guarantor as described above.

If any of the CareFusion Notes tendered are held by two or more registered holders, all of the registered holders must sign this Letter of Transmittal.

If a number of CareFusion Notes registered in different names are tendered, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal as there are different registrations of such CareFusion Notes.

If this Letter of Transmittal is signed by the registered holder or holders of the CareFusion Notes (which term, for the purposes described herein, shall include a participant in DTC whose name appears on a security listing as the owner of the CareFusion Notes) listed and tendered hereby, no endorsements of the tendered CareFusion Notes or separate written instruments of transfer or exchange are required. In any other case, if tendering CareFusion Notes, the registered holder (or acting holder) must either validly endorse the CareFusion Notes or transmit validly completed bond powers with this Letter of Transmittal (in either case executed exactly as the name(s) of the registered holder(s) appear(s) on the CareFusion Notes, and, with respect to a participant in DTC whose name appears on a security position listing as the owner of CareFusion Notes, exactly as the name of such participant appears on such security position listing), with the signature on the CareFusion Notes or bond power guaranteed by a Medallion Signature Guarantor (except where the CareFusion Notes are tendered for the account of an eligible institution).

If CareFusion Notes are to be tendered by any person other than the person in whose name the CareFusion Notes are registered, the CareFusion Notes must be endorsed or accompanied by an appropriate written instrument(s) of transfer executed exactly as the name(s) of the holder(s) appear on the CareFusion Notes, with the signature(s) on the CareFusion Notes or instrument(s) of transfer guaranteed by a Medallion Signature Guarantor, and this Letter of Transmittal must be executed and delivered either by the holder(s), or by the tendering person pursuant to a valid proxy signed by the holder(s), which signature must, in either case, be guaranteed by a Medallion Signature Guarantor.

BD will not accept any alternative, conditional, irregular or contingent tenders. By executing this Letter of Transmittal (or a facsimile thereof) or directing DTC to transmit an agent’s message, you waive any right to receive any notice of the acceptance of your CareFusion Notes for exchange.

If this Letter of Transmittal or instruments of transfer are signed by trustees, executors, administrators, guardians or attorneys–in–fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by BD, evidence satisfactory to BD of their authority so to act must be submitted with this Letter of Transmittal.

Beneficial owners whose tendered CareFusion Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if such beneficial owners desire to tender such CareFusion Notes.

5. Special Issuance and Delivery Instructions. If a check is to be issued with respect to the cash consideration for the CareFusion Notes tendered hereby to a person or to an address other than as indicated in the table entitled “Description of the CareFusion Notes Tendered and in Respect of Which Consent is Given,” the signer of this Letter of Transmittal should complete the “Special Issuance and Payment Instructions” and/or “Special Delivery Instructions” boxes on this Letter of Transmittal. All CareFusion Notes tendered by book–entry transfer and not accepted for exchange will otherwise be returned by crediting the account at DTC designated above for which CareFusion Notes were delivered.

6. Transfer Taxes. BD will pay all transfer taxes, if any, applicable to the transfer and sale of CareFusion Notes to BD in the exchange offers. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holders or any other persons, will be payable by the tendering holder.

If satisfactory evidence of payment of or exemption from those transfer taxes is not submitted with this Letter of Transmittal, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any payments due with respect to the CareFusion Notes tendered by such holder.

7. U.S. Federal Backup Withholding and Withholding Tax, Tax Identification Number. Under current U.S. federal income tax law, the exchange agent (as payer) may be required under the backup withholding rules to withhold a portion of any payments made to certain holders (or other payees) of CareFusion Notes pursuant to the exchange offers and consent solicitations. To avoid such backup withholding, each tendering holder of CareFusion Notes must timely provide the exchange agent with such holder’s correct taxpayer identification number (“TIN”) on IRS Form W-9, (available from the IRS by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS website at http://www.irs.gov), or otherwise establish a basis for exemption from backup withholding (currently imposed at a rate of 28%). Certain holders (including, among others, all corporations and certain foreign persons) are exempt from these backup withholding requirements. Exempt holders should furnish their TIN, provide the applicable codes in the box labeled “Exemptions,” and sign, date and send the IRS Form W-9 to the exchange agent. Foreign persons, including entities, may qualify as exempt recipients by submitting to the exchange agent a properly completed IRS Form W-8BEN (or other applicable form), signed under penalties of perjury, attesting to that holder’s foreign status. The applicable IRS Form W-8 can be obtained from the IRS or from the exchange agent. If a holder is an individual who is a U.S. citizen or resident, the TIN is generally his or her social security number. If the exchange agent is not provided with the correct TIN, a penalty may be imposed by the IRS and/or payments made with respect to CareFusion Notes exchanged pursuant to the exchange offers and consent solicitations may be subject to backup withholding. Failure to comply truthfully with the backup withholding requirements, if done willfully, may also result in the imposition of criminal and/or civil fines and penalties. See IRS Form W-9 for additional information.

If backup withholding applies, the exchange agent is required to withhold on any payments made to the tendering holders (or other payee). Backup withholding is not an additional tax. A holder subject to the backup withholding rules will be allowed a credit of the amount withheld against such holder’s U.S. federal income tax liability, and, if backup withholding results in an overpayment of tax, such holder may be entitled to a refund, provided the requisite information is correctly furnished to the IRS in a timely manner.

Each of BD and CareFusion reserves the right in its sole discretion to take all necessary or appropriate measures to comply with its respective obligations regarding backup withholding.

8. Validity of Tenders. All questions concerning the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered CareFusion Notes will be determined by BD in its sole discretion, which determination will be final and binding. BD reserves the absolute right to reject any and all tenders of CareFusion Notes not in proper form or any CareFusion Notes the acceptance for exchange of which may, in the opinion of its counsel, be unlawful. BD also reserves the absolute right to waive any defect or irregularity in tenders of CareFusion Notes, whether or not similar defects or irregularities are waived in the case of other tendered securities. The interpretation of the terms and conditions of the exchange offers and consent solicitations (including this Letter of Transmittal and the instructions hereto) by BD shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of CareFusion Notes must be cured within such time as BD shall determine. None of BD, CareFusion, the exchange agent, the information agent, the dealer managers or any other person will be under any duty to give notification of defects or irregularities with respect to tenders of CareFusion Notes, nor shall any of them incur any liability for failure to give such notification.

Tenders of CareFusion Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any CareFusion Notes received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the holders, unless otherwise provided in this Letter of Transmittal, as soon as practicable following the expiration date of the applicable exchange offer or the withdrawal or termination of such exchange offer.

9. Waiver of Conditions. BD reserves the absolute right to amend or waive any of the conditions to the exchange offers and consent solicitations.

10. Withdrawal. Tenders may be withdrawn only pursuant to the procedures and subject to the terms set forth in the Prospectus under the caption “The Exchange Offers and Consent Solicitations — Procedures for Consenting and Tendering — Withdrawal of Tenders and Revocation of Corresponding Consents.”

11. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus or this Letter of Transmittal may be directed to the information agent at the address and telephone number indicated herein.

In order to tender, a holder of CareFusion Notes should send or deliver a properly completed and signed Letter of Transmittal and any other required documents to the exchange agent at its address set forth below or tender pursuant to DTC’s Automated Tender Offer Program.

The Exchange Agent for the exchange offers and the consent solicitations is:

D.F. King & Co., Inc.

By Facsimile (Eligible Institutions Only): (212) 709-3328 Attention: Krystal Scrudato For Information or Confirmation by Telephone: (212) 493-6940	By Mail or Hand: 48 Wall Street, 22nd Floor New York, New York 10005 Attention: Krystal Scrudato

Any questions or requests for assistance may be directed to the Dealer Managers at the addresses and telephone numbers set forth below. Requests for additional copies of the Prospectus and this Letter of Transmittal may be directed to the Information Agent. Beneficial owners may also contact their custodian for assistance concerning the exchange offers and the consent solicitations.

The Information Agent for the exchange offers and the consent solicitations is:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Attn: Krystal Scrudato

Bank and Brokers Call Collect: (212) 269-5550

All Others, Please Call Toll-Free: (866) 416-0576

Email: cfn@dfking.com

The Dealer Managers for the exchange offers and the consent solicitations are:

Goldman, Sachs & Co.	J.P. Morgan Securities LLC
200 West Street New York, New York 10282-2198 Attention: Liability Management Group Collect: (800) 828-3182 Toll-Free: (212) 357-0215	383 Madison Avenue New York, New York 10179 Attention: Liability Management Group Collect: (212) 834-4811 Toll-Free: (866) 834-4666